                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):   March 2, 2001
                                                        -------------------



                        Fiduciary Capital Partners, L.P.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Delaware                     0-17737                    86-0653600
-----------------------           ------------             -------------------
(State of Organization)           (Commission                (IRS Employer
                                  File Number)             Identification No.)


               1530 16th Street, Suite 200, Denver, CO 80202-1306
              -----------------------------------------------------
              (Address of principal executive offices and zip code)


     Registrant's telephone number, including area code:  (800) 866-7607
                                                        ------------------

Item 5.      OTHER EVENTS

In accordance with the terms of the Registrant's Second Amended and Restated Agreement of Limited Partnership (the "Agreement"), dated as of October 1, 1993, the Registrant's term expired on December 31, 2000. Accordingly, as provided for in the Agreement, the dissolution of the Registrant was effective as of December 31, 2000. The General Partners are proceeding with the liquidation and distribution of the Registrant's assets in accordance with a plan of liquidation that was adopted by the General Partners on March 2, 2001.

It is currently anticipated that the liquidation of the Registrant will be completed prior to December 31, 2001 and that additional distributions to Limited Partners during 2001 will total between $1.25 and $1.75 per unit. The cash available for distribution will be derived primarily from proceeds received from the anticipated repayment of the Registrant's $1,460,000 note receivable from RBM Precision Metal Products, Inc. ("RBM"). If the RBM repayment is received as anticipated, a portion of the proceeds will be used to fund the 2001 Repurchase Offer (see discussion below) and to pay expenses incurred by the Registrant during, and subsequent to, the liquidation.

After distribution of the RBM note proceeds, less amounts reserved, substantially all of the Registrant's assets will have been distributed. The remaining assets include an investment in LMC Corporation ("LMC"), which is in bankruptcy, and an equity interest, which is subject to a legal dispute, in WasteMasters, Inc. ("WasteMasters"). At present, it is not expected that any material amounts will be derived from either the LMC or WasteMasters investments.

If, as presently anticipated, the liquidation of the Registrant is not completed prior to October 2001, the Registrant will make a Repurchase Offer during October 2001. If the plan of liquidation is proceeding as anticipated, the net asset value per Unit at the time of the Repurchase Offer is anticipated to be a nominal amount.

Pursuant to the terms of the Registrant's periodic unit repurchase policy, the Registrant has annually offered to purchase from Limited Partners, up to 7.5% of its outstanding units for an amount equal to the current net asset value per unit, net of a 2% fee, which is retained by the Registrant to offset expenses incurred in connection with the Repurchase Offer. If the number of tendered units in any year exceeds 7.5% of the outstanding units, the Registrant's General Partners may vote to repurchase up to an additional 2% of the outstanding units. If units in excess of this amount are tendered, units are repurchased on a prorated basis, after giving priority to Limited Partners owning less than 100 units.

Due to (i) the limited amount of time remaining prior to the final liquidation of the Registrant, (ii) the low remaining net asset value per share, and (iii) the valuation uncertainties associated with the liquidation of the Registrant's remaining assets, the General Partners of the Registrant have elected to permanently suspend the recognition of any transfers of units that are not consummated and approved by the Registrant prior to April 15, 2001.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Fiduciary Capital Partners, L.P.
                                   (Registrant)

                                   By: FCM Fiduciary Capital Management Company Managing General Partner


Date:  March 26, 2001                   By:  /s/ Donald R. Jackson
                                             ---------------------
                                             Donald R. Jackson
                                             Chief Financial Officer



                                       3